UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT

to Section 13 or 15(d) OF THE

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2022

CONYERS PARK III ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-40719	86-1451191
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

999 Vanderbilt Beach Road, Suite 601 Naples, FL	34108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 429-2211

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	CPAAU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	CPAA	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CPAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K of Conyers Park III Acquisition Corp. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on August 18, 2021 (the “Original Form 8-K”).

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company has re-evaluated the Company’s application of ASC 480, paragraph 10-S99, to its accounting classification of the redeemable Class A common stock, par value $0.0001 per share, issued as part of the units sold in the Company’s initial public offering on August 12, 2021. The Company had previously classified a portion of its Class A common stock in permanent equity, or total stockholders’ equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that the Company will not redeem its Class A common stock in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. Pursuant to such re-evaluation, the Company’s management revised this interpretation to include temporary equity in net tangible assets. This reclassification of equity was reflected in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 12, 2021, as a revision and not as a restatement.

On February 9, 2022 the Company’s management and the audit committee of the Company’s board of directors (the “Audit Committee”) concluded that the Company’s previously issued audited balance sheet as of August 12, 2021 (the “Post IPO Balance Sheet”), included in the Original Form 8-K, should be restated to classify all Class A common stock subject to possible redemption in temporary equity and such restated audited balance sheet is attached hereto as Exhibit 99.1. Considering such restatement, the Post IPO Balance Sheet, as well as the relevant portions of any communications which describe or are based on the Post IPO Balance Sheet, should no longer be relied upon. Because the Company’s controls over financial reporting did not provide for the proper classification of the Class A common stock within the Company’s financial statements, such disclosure controls and procedures were not effective, which indicates a material weakness in the Company’s internal controls in the Company’s other periodic filings with the SEC.

The reclassification of amounts from permanent equity to temporary equity results only in non-cash financial statement corrections and will have no impact on the Company’s current or previously reported cash position, operating expenses or total operating, investing or financing cash flows. The Company's management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, PC, the Company's independent registered public accounting firm.

The audited balance sheet and related financial information that was included in the Original Form 8-K is superseded by the audited balance sheet attached to this Form 8-K/A, and the audited balance sheet and related financial information contained in the Original Form 8-K should no longer be relied upon. The following item has been amended as a result of the restatement: Exhibit No. 99.1, “Audited Balance Sheet”.

Refer to Note 2, “Restatement of Previously Issued Financial Statement” of Exhibit 99.1 attached to this Form 8-K/A for additional information and for the summary of the accounting impacts of these adjustments to the Company’s balance sheet as of August 12, 2021.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

 The following exhibits are filed herewith:

Exhibit No.	Document Description
99.1	Audited Balance Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2022	CONYERS PARK III ACQUISITION CORP.

	By:	/s/ Brian K. Ratzan
	Name:	Brian K. Ratzan
	Title:	Chief Financial Officer

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